UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): February 25, 2004


                  Global Life Sciences, Inc.
            -------------------------------------
     (Exact Name of Registrant as Specified in Its Charter)

                            Nevada
                       -----------------
         (State or other jurisdiction of incorporation)


          000-33333                         33-9374101
       ---------------                ----------------------
  (Commission File Number)      (I.R.S. Employer Identification No.)


   2020 Main Street, Suite 600, Irvine, California       92614
  ------------------------------------------------      -------
     (Address of Principal Executive Offices)         (Zip Code)


                         949-223-7103
                     ------------------
      (Registrant's Telephone Number, including area code)


  (Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes in Registrant's Certifying Accountant.

The Registrant's current audit accountant changed accounting firms, joining Hall & Company, CPA's. Quintanilla Accountancy Corporation, the Registrant's current audit accountant's prior accounting firm, has never had nor anticipates having, nor had during the two most recent fiscal year or any subsequent interim period preceding the date of the change, any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor has any principal accountant, currently or in past recent years, resigned or declined to stand for re-election.

The Board of Directors approved the change in accounting firm as of February 25, 2004. As of that date, the predecessor accounting firm was dismissed and the successor accounting firm was engaged.

During the Registrant's two most recent fiscal years or any subsequent interim period prior to the current audit accountant's move to Hall & Company, CPA's, the Registrant did not consult with Hall & Company, CPA's regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The financial statements audited by the principal accountant for the past two years do not contain an adverse opinion or disclaimer of opinion or were modified as to uncertainty, audit scope or accounting principles.

Item 7.   Financial Statements and Exhibits.

  a.   Financial Statements.

  None.

  b.   Exhibits.

  16.1 Change in Certifying Accountant Letter.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         GLOBAL LIFE SCIENCES, INC.


February 25, 2004             By: /s/ PROF. DR. DR. HANS-JURGEN REIMANN
                                  -------------------------------------
                              PROF. DR. DR. HANS-JURGEN REIMANN
                              President and Chief Executive Officer